SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE
SECURITIES EXCHANGE ACT OF 1934

Gladstone Investment Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	83-0423116
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

1521 Westbranch Drive, Suite 200, McLean, VA	22102
(Address of principal executive offices)	(Zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following. ☒

Securities Act registration statement number to which this form relates:	333-123699
(if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

None.

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value per share
(Title of Class)

Item 1.      Description of Registrant’s Securities to be Registered.

     The description of the Common Stock to be registered hereunder contained in the section entitled “Description of Our Capital Stock,” commencing at page 69 of the Prospectus included in the Registrant’s Pre-effective Amendment No. 2 to Registration Statement on Form N-2 (Reg. No 333–123699), filed with the Securities and Exchange Commission (the “Commission”) on May 26, 2005, is incorporated herein by reference, and the description contained under such caption included in the form of final prospectus subsequently filed by the Registrant pursuant to Rule 497 under the Securities Act of 1933, as amended, which form of final prospectus is also incorporated by reference herein.

Item 2.      Exhibits.

Exhibit
Number	Description

a.1*	Certificate of Incorporation (1)

a.2	Amended and Restated Certificate of Incorporation (2)

b.1*	Bylaws (1)

b.2	Amended and Restated Bylaws (3)

d.	Specimen stock certificate (3)

e.	Dividend Reinvestment Plan (3)

*    Previously filed.

(1)	Incorporated by reference to the exhibit of the same number filed with the Registration Statement on Form N-2 (Reg. No. 333–123699) filed on March 31, 2005.

(2)	Incorporated by reference to the exhibit of the same number filed with Pre-effective Amendment No. 1 to Registration Statement on Form N-2 (Reg. No. 333–123699) filed on May 13, 2005.

(3)	Incorporated by reference to the exhibit of the same number filed with Pre-effective Amendment No. 3 to Registration Statement on Form N-2 (Reg. No. 333–123699) filed on June 21, 2005.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

GLADSTONE INVESTMENT CORPORATION

Date: June 21, 2005	By:	/s/ George Stelljes III George Stelljes III President and Chief Investment Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

a.1*	Certificate of Incorporation (1)

a.2	Amended and Restated Certificate of Incorporation (2)

b.1*	Bylaws (1)

b.2	Amended and Restated Bylaws (3)

d.	Specimen stock certificate (3)

e.	Dividend Reinvestment Plan (3)

*    Previously filed.

(1)	Incorporated by reference to the exhibit of the same number filed with the Registration Statement on Form N-2 (Reg. No. 333–123699) filed on March 31, 2005.

(2)	Incorporated by reference to the exhibit of the same number filed with Pre-effective Amendment No. 1 to Registration Statement on Form N-2 (Reg. No. 333–123699) filed on May 13, 2005.

(3)	Incorporated by reference to the exhibit of the same number filed with Pre-effective Amendment No. 3 to Registration Statement on Form N-2 (Reg. No. 333–123699) filed on June 21, 2005.